Exhibit 1.1
COLUMBIA LABORATORIES, INC.
PLACEMENT AGENCY AGREEMENT
August 22, 2008
The Benchmark Company LLC
40 Fulton Street, 19th Floor
New York, NY 10039
Ladies and Gentlemen:
     1. Introductory. Columbia Laboratories, Inc., a Delaware corporation (the “Company”), proposes, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and the subscription agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), to sell to the Purchasers up to an aggregate of 1,333,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company. The Company hereby confirms its agreement with The Benchmark Company LLC (the “Placement Agent”), to act as exclusive placement agent in accordance with the terms and conditions hereof as set forth below.
     2. Agreement to Act as Placement Agent; Placement of Shares. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:
     (a) The Company engages the Placement Agent to act as its exclusive agent, on a best efforts basis, in connection with the issuance and sale by the Company of the Shares (the “Offering”). Until the Closing Date (defined below), the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Shares otherwise than through the Placement Agent.
     (b) Under no circumstances will the Placement Agent be obligated to purchase any Shares for its own account and, in soliciting purchases of Shares, the Placement Agent shall act solely as the Company’s agent and not as a principal.
     (c) Subject to the provisions of this Section 2, offers for the purchase of Shares may be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Shares received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part. The Placement Agent shall have the right, in its discretion reasonably exercised, with notice to the Company, to reject any offer to purchase Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.
     (d) The purchases of the Shares by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the parties thereto.
     (e) As full compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount equal to 5% of the gross proceeds received by the Company from the sale of the Shares on the Closing Date (provided that the Placement Agent shall only be entitled to compensation in an amount equal to 2.5% of the gross proceeds received by the Company attributable to the sale of the Shares on the Closing Date to those persons and entities (or any affiliate or managed account thereof) listed on Exhibit B to the Engagement Letter (as defined below)) (the “Placement Fee”) pursuant to and in accordance with Section 3 of that certain agreement by and among the Company and the Placement Agent dated as of August 8, 2008 (the “Engagement Letter”). At the Closing, the Company shall direct the Escrow Agent (defined below) to wire to an account or accounts designated by the Placement Agent such amounts out of the Escrow Funds (defined below).
     (f) No Shares that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Shares to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.
     3. Delivery and Payment.
     (a) Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent and U.S. Bank National Association, as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which an escrow account (the “Escrow Account”) will be established for the benefit of the Company and the Purchasers. Prior to the completion of the purchase and sale of the Shares pursuant to this Agreement and the Subscription Agreements (the “Closing”), each such Purchaser shall deposit into the Escrow Account an amount equal to the product of (x) the number of Shares such Purchaser has agreed to purchase and (y) the purchase price per Share as set forth in the Subscription Agreements (the “Purchase Amount”). The aggregate of such Purchase Amounts is herein referred to as the “Escrow Funds.” On the Closing Date, upon satisfaction or waiver of all of the conditions to Closing, the Escrow Agent will disburse the Escrow Funds to the Company and the Placement Agent as provided in the Escrow Agreement and Section 2(e) above, and the Company shall cause the Shares to be delivered to the Purchasers.
     (b) Subject to the terms and conditions hereof, delivery of the Shares shall be made by the Company to the Purchasers, and payment of the purchase price shall be made by the Purchasers, at the office of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022 (or at such other place as agreed upon by the Placement Agent and the Company), at 10:00 a.m., New York City time, on or before August 26, 2008 or at such time on such other date as may be agreed upon in writing by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Escrow Funds (such date of delivery and payment is hereinafter referred to as the “Closing Date”). The Shares shall be delivered, through the facilities of The Depository Trust Company, to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request by written notice to the Company at least one business day before the Closing Date. The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Purchasers shall be borne by the Company.

     4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent that:
          (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-38230), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which registration statement has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information or all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
     “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 5:00 p.m. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Date” of the Registration Statement relating to the Shares means the earlier of (a) first use of the Final Prospectus and (b) the time of the first contract of sale for the Shares.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to
Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Rules and Regulations” means the rules and regulations of the Commission.

     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Stock Market LLC.
     “Statutory Prospectus” with reference to any particular time means the prospectus (or prospectus supplement, as the case may be) relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
          (b) Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Shares and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Placement Agent, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
          (c) Effectiveness. No stop order of the Commission preventing or suspending the use of any Statutory Prospectus, the Final Prospectus, General Use Issuer Free Writing Prospectus, Issuer Free Writing Prospectus or Limited Use Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.
          (d) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005.
          (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, together with the Final Prospectus, and any other documents listed or disclosures stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 8(b) hereof.
          (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Placement Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Placement Agent and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 8(b) hereof.
          (g) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the General Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the General Disclosure Package and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (h) Financial Statements. The financial statements incorporated by reference in the Registration Statement and the General Disclosure Package and the Final Prospectus present fairly the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except as disclosed therein or in any subsequent document incorporated by reference therein. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement or the General Disclosure Package or the Final Prospectus. McGladrey & Pullen, LLP and Goldstein Golub Kessler LLP, who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected, if any, consolidated financial and statistical data included in or incorporated by reference into the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.
          (i) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the General Disclosure Package and the Final Prospectus, (i) except for the issuance of options under option plans of the Company described therein or shares issued upon the exercise of such options or upon the exercise of warrants or convertible securities and the accrual of interest on outstanding debt in accordance with its terms, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the accrual of dividends on preferred stock in accordance with its terms), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, other than in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the General Disclosure Package and the Final Prospectus.
          (j) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or other power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007.
          (k) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the General Disclosure Package and the Final Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Final Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Final Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights other than the subscription rights granted to PharmaBio Development Inc. pursuant to that certain Investment and Royalty Agreement dated as of March 5, 2003 (the “PharmaBio Subscription Rights”); except for the PharmaBio Subscription Rights and except as described in or expressly contemplated by the General Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Final Prospectus or pursuant to the exercise of convertible securities, warrants or options referred to in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the General Disclosure Package and the Final Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
          (l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
          (m) Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (n) The Shares. The Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus; and the issuance of the Shares is not in violation of any preemptive or similar rights which have not been waived.
          (o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
          (p) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.
          (q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the

Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or applicable rules and regulations of the NASDAQ Stock Market LLC in connection with the purchase and distribution of the Shares by the Placement Agent.
          (r) Legal Proceedings. Except as described in the Registration Statement and the General Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened by any governmental or regulatory authority or others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement that are not so described in the Registration Statement and the General Disclosure Package and the Final Prospectus and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the General Disclosure Package and the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the General Disclosure Package and the Final Prospectus.
          (s) Independent Accountants. McGladrey & Pullen, LLP and Goldstein Golub Kessler LLP, who have certified certain financial statements of the Company and its subsidiaries and BDO Seidman, LLP are each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Act.
          (t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as are described in the General Disclosure Package and the Final Prospectus or for those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (u) Title to Intellectual Property. Except as described in the General Disclosure Package, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations or applications therefor, service mark registrations or applications therefor, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”), that is used in the conduct of their respective businesses except for the failure to own or possess such rights as would not have a Material Adverse Effect; and the Company has not received any written, or to the knowledge of the Company, other notice of infringement of or conflict with, and the Company has no knowledge of any infringement of or conflict with, asserted rights of others with respect to its Intellectual Property which could reasonably be expected to result in a Material Adverse Effect. Further, except as described in the General Disclosure Package, or which would not reasonably be expected to result in a Material Adverse Effect if not paid, granted or provided, the Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its Intellectual Property; and, to the knowledge of the Company, no third party, including any academic or governmental organization, possesses rights to the Company’s Intellectual Property which, if exercised, could enable such third party to develop products competitive with those of the Company or its subsidiaries which could reasonably be expected to have a Material Adverse Effect.
          (v) Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company with respect to products of the Company that are described in the General Disclosure Package or the Final Prospectus (collectively, the “Products”) and that are described as ongoing, or the results of which are referred to in the General Disclosure Package or the Final Prospectus, are the only material studies, tests and preclinical and clinical trials currently being conducted by or on behalf of the Company with respect to the Products. Nothing has come to the attention of the Company that has caused the Company to believe that the studies, tests and preclinical and clinical trials described in the General Disclosure Package and the Final Prospectus were not and, to the extent still pending, are not being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the General Disclosure Package and the Final Prospectus are consistent in all material respects with such results. Except as described in the General Disclosure Package and the Final Prospectus, no results of any other studies or tests have come to the attention of the Company that have caused the Company to believe that such results are materially adverse to the results described in the General Disclosure Package and the Final Prospectus of the clinical trials. The Company has not received any notices or correspondence from the Food and Drug Administration (the “FDA”) or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company is participating.
          (w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the General Disclosure Package and the Final Prospectus and that is not so described in such documents.
          (x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
          (y)  Taxes. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
          (z) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the General Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the General

Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
          (aa) No Labor Disputes. No labor dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not have a Material Adverse Effect.
          (bb) Compliance With Environmental Laws. Except as described in the General Disclosure Package, the Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance in all material respects with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no current obligations under which the Company is required to pay costs or incur liabilities associated with Environmental Laws for the release or disposal of any substance regulated pursuant to any Environmental Law, except in the case of each of (i)(x), (i)(y) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.
          (cc) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, in each case except as described in the Final Prospectus or as would not have a Material Adverse Effect.
          (dd) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15of the Exchange Act.
          (ee) Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the General Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal controls.
          (ff) Insurance. Except as set forth in the Final Prospectus, the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary within the industry to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost.
          (gg) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (hh) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
          (ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

          (jj) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.
          (kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
          (ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement and the General Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the General Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
          (nn) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (oo) Status Under the Act. The Company is not an ineligible issuer as defined in Rule 405 under the Act. The Company has paid the registration fee for this offering in accordance with the Act or will pay such fees in any event prior to the Closing Date.
     5. Certain Agreements of the Company. The Company agrees with the Placement Agent that, upon request and if not otherwise available on EDGAR, it will furnish to counsel for the Placement Agent one copy of the registration statement relating to the Shares, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with the offering of Shares:
     (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) or (5) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Placement Agent of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus until the completion of the purchase and sale of the Shares contemplated herein and will afford the Placement Agent a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Placement Agent promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information in connection therewith, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares (including the Shares) in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Company to any Purchasers, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Placement Agent of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Placement Agent and, to the extent applicable, the dealers and any other dealers upon request of the Placement Agent, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Placement Agent’s consent to, nor the Placement Agent’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
     (e) Furnishing of Prospectuses. To the extent not available on EDGAR, the Company will furnish to the Placement Agent copies of the Registration Statement, including all exhibits, any Statutory Prospectus relating to the Shares, the Final Prospectus and all amendments and supplements to such documents in such quantities as the Placement Agent reasonably requests. The Company will pay the expenses of printing and distributing to the Placement Agent all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Placement Agent reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.
     (g) Reporting Requirements. During the period of five years after the date of the this Agreement, the Company will furnish to the Placement Agent as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Placement Agent as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such filed reports or statements to the Placement Agent.
     (h) Payment of Expenses. The Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Placement Agent in accordance with the terms of the Engagement Letter) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Placement Agent may reasonably designate and the preparation and printing of memoranda relating thereto, (ii) any costs and expenses related to, the review by the Financial Industry Regulatory Authority (“FINRA”) of the Shares (including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent relating to such review in accordance with the terms of the Engagement Letter), (iii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, (iv) fees and expenses incident to listing the Shares on the NASDAQ Stock Market LLC and other national and foreign exchanges, (v) fees and expenses in connection with the registration of the Shares under the Exchange Act, (vi) fees and expenses incurred in distributing any Statutory Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Placement Agent and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (vii) fees and expenses of the Escrow Agent and under the Escrow Agreement and (viii) all other costs and expenses incurred by the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.
     (i) Use of Proceeds. The Company will use the net proceeds received in connection with the offering of the Shares in the manner described in the “Use of Proceeds” section of the General Disclosure Package.
     (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent, and the Placement Agent agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Placement Agent, each of which is set forth on Schedule A hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     7. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with this Agreement; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Placement Agent.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 4(i) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Placement Agent is so material and adverse that it makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Final Prospectus.
     (e) Officer’s Certificate. The Placement Agent shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Placement Agent (i) confirming that such officers have carefully reviewed the Registration Statement and the General Disclosure Package and the Final Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 4(b) and 4(e) hereof are true and correct, (ii) confirming that, to the best knowledge of such officers, the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, McGladrey & Pullen, LLP and BDO Seidman, LLP shall each have furnished to the Placement Agent, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in accountants’ “comfort letters” to placement agents with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the General Disclosure Package and the Final Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
     (g) Opinions of Counsel for the Company. (i) Kaye Scholer LLP, counsel for the Company, shall have furnished to the Placement Agent, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, to the effect set forth in Annex A-1 hereto, (ii) Winston & Strawn LLP, special intellectual property counsel for the Company, shall have furnished to the Placement Agent, to the effect set forth in Annex A-2 hereto, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, and (iii) Michael McGrane, Esq., general counsel for the Company, shall have furnished to the Placement Agent his written opinion, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, to the effect set forth in Annex A-3 hereto.
     (h) Opinion of Counsel for the Placement Agent. The Placement Agent shall have received on and as of the Closing Date an opinion of Katten Muchin Rosenman LLP, counsel for the Placement Agent, with respect to such matters as the Placement Agent may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.
     (j) Good Standing. The Placement Agent shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Exchange Listing. The Shares to be delivered on the Closing shall have been approved for listing on the NASDAQ Stock Market LLC, subject to official notice of issuance.
     (l) Intentionally Omitted
     (m) Subscription Agreements; Escrow Agreement. The Company shall have entered into (i) the Subscription Agreements with each of the Purchasers and (ii) the Escrow Agreement with the Placement Agent and the Escrow Agent, and such agreements shall be in full force and effect.
     (n) FINRA Matters. The Financial Industry Regulatory Authority (“FINRA”) shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements.
     (o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.
     8. Indemnification and Contribution.
     (a) Indemnification of Placement Agent. The Company will indemnify and hold harmless the Placement Agent, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each

Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in subsection (b) below.
     (b) Indemnification of Company. The Placement Agent will indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Placement Agent Indemnified Party”), against any losses, claims, damages or liabilities, to which such Placement Agent Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Placement Agent Indemnified Party is a party thereto), whether threatened or commenced, arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only information furnished by the Placement Agent is set forth in the penultimate paragraph of the prospectus supplement dated the date hereof under the caption “Plan of Distribution” concerning stabilization.
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation incurred prior to assumption of the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Placement Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the amount by which total compensation received by the Placement Agent in accordance with Section 2(e) exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     (e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agent within the meaning of the Act; and the obligations of the Placement Agent under this Section shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Placement Agent, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. Pursuant to the terms of the Engagement Letter (and subject to the limitations set forth therein), if the sale and issuance of the Shares by the Company hereunder are not consummated for any reason, the Company will reimburse the Placement Agent for all out of pocket expenses (including fees and disbursements of counsel) reasonably incurred in connection with the offering of the Shares, and the respective obligations of the Company and the Placement Agent pursuant to Section 8 hereof shall remain in effect. In addition, if any Shares have been purchased under this Agreement and the Subscription Agreements, the representations and warranties in Section 4 hereof and all obligations under Section 5 hereof shall also remain in effect.
     10. Notices. All communications hereunder will be in writing and, if sent to the Placement Agent, will be mailed, delivered or telegraphed and confirmed to
The Benchmark Company LLC
40 Fulton Street, 19th Floor
New York, NY 10038
Attention: Rich Messina, Chief Executive Officer
Fax: (212) 312-6761
With a copy to:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attention: Daren Domina, Esq.
                 David Pentlow, Esq.
Fax: (212) 940-8776
or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, NJ 07039

Attention: Michael McGrane, Senior Vice President and General Counsel
Fax: (973) 994-3001
With a copy to:
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Adam H. Golden, Esq.
Fax: (212) 836-8689
     11. Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) No Other Relationship. The Placement Agent has been retained solely to act as placement agent in connection with the sale of Shares and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, any Subscription Agreement or the Final Prospectus, irrespective of whether the Placement Agent has advised or is advising the Company on other matters;
     (b) Arm’s-Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Placement Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has been advised that the Placement Agent and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     14. Severability; Entire Agreement; Amendment. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement, the Engagement Letter and the Subscription Agreements constitute the entire agreements of the parties to this Agreement and supersede all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of any court of the City of New York, State of New York or the United States District Court located in the City of New York, State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any court of the City of New York, State of New York or the United States District Court located in the City of New York, State of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company hereby expressly waives all rights to trial by jury in any suit, action or proceeding arising under this Agreement, or any of the agreements or transactions contemplated hereby
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If the foregoing is in accordance with the Placement Agent’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours COLUMBIA LABORATORIES, INC.
By:	/s/ Robert S. Mills
	Name:	Robert S. Mills
	Title:	Chief Executive Officer and President

Signature Page to Placement Agency Agreement

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

THE BENCHMARK COMPANY LLC
By:	/s/ Rich Messina
	Name:	Rich Messina
	Title:	Chief Executive Officer

Signature Page to Placement Agency Agreement

SCHEDULE A
1.	Statutory Prospectus Included in the General Disclosure Package

Base prospectus included in the Registration Statement declared effective on June 30, 2000.

2.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents: None.

3.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package: None.

4.	Permitted Free Writing Prospectus: None.